UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2016

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Dr. Central Islip, New York 11722
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors of Principal Officers; Election of Directors;
Appointment of Principal Officers

b.           On October 5, 2016, Lawrence D. Firestone, a director of the Company for the past two (2) years, notified the Company that, effective immediately, he resigned from the Company’s Board of Directors (the “Board”) due to personal reasons.

On October 5, 2016, the Board of Directors unanimously approved the appointment of Lawrence J. Waldman and Raymond A. Nielsen as directors on the Board in order to fill the vacancies created by the resignations of Mr. Firestone and Bruce Swan. Both Messrs. Waldman and Nielsen are considered “independent directors” and each were also appointed to serve on the Company’s Audit Committee, Nominating Governance and Compliance Committee, and Compensation Committee.

Mr. Waldman has over forty years of experience in public accounting. He joined First Long Island Investors LLC, an investment and wealth management firm, as a Managing Director in May 2016. Prior to that Mr. Waldman served as an advisor to the accounting firm of EisnerAmper LLP, where he was previously the Partner-in-Charge of Commercial Audit Practice Development for Long Island since September 2011. Prior to joining EisnerAmper LLP, Mr. Waldman was the Partner-in-Charge of Commercial Audit Practice Development for Holtz Rubenstein Reminick, LLP from July 2006 to August 2011. Mr. Waldman was the Managing Partner of the Long Island office of KPMG LLP from 1994 through 2006, the accounting firm where he began his career in 1972. Mr. Waldman has served as a director of Bovie Medical Corporation (“Bovie”) since 2011 and he is currently the Chair of the audit committee and Lead Independent Director of Bovie’s Board. Mr. Waldman serves as a member of the Board of Directors of Northstar/RXR Metro Income Fund, a non-traded Real Estate Investment Trust, and has served as a member of its audit committee since 2014. Mr. Waldman was elected to the Board of Directors of Comtech Telecommunications Corp. in August of 2015, and since December 2015, serves as Chair of its Audit Committee. Mr. Waldman is also a member of Supervisory Committee of Bethpage Federal Credit Union. Mr. Waldman also serves as a member of the State University of New York's Board of Trustees and as chair of its audit committee. He previously served as the Chairman of the Board of Trustees of the Long Island Power Authority and as Chair and a member of the finance and audit committee of its Board of Trustees.

Mr. Nielsen is currently the Director of Finance for The Beechwood Organization and has been responsible for Project and Corporate Finance including Strategic Planning Initiatives since 2014. He has been a member of the Board of Directors of Bridgehampton National Bank and Bridge Bancorp Inc., its Parent holding company since 2013, serving on the Compensation Committee, Corporate Governance & Nominating Committee, ALCO and Loan Committees, and the Compliance BSA & CRA Committee. Mr. Nielsen is the former CEO of Reliance Federal Savings Bank and Herald National Bank, and a 45 year veteran of the banking industry. Mr. Nielsen also served as a Director of North Fork Bancorporation and its subsidiary North Fork Bank for 6 years where he chaired both the Compensation Committee and Audit Committee as well as having served as Lead Independent Director. Mr. Nielsen’s extensive public company, banking and real estate development experience will provide a valuable resource to the Board of Directors and Executive Management.

Both Messrs. Waldman and Nielsen will stand for re-election to the Board at the Company’s 2016 Annual Shareholder Meeting to be held on or about December 14, 2016 (the “Annual Meeting”).

On October 5, 2016, Kelly S. Walters, a director of the Company for the past seven (7) years, announced that he will not stand for re-election as a director at the Annual Meeting. Mr. Walters will continue to serve as a director until the Annual Meeting.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2016, the Board approved an amendment to and a restatement of the Company’s By-laws (the “By-laws”), which were effective immediately upon such approval by the Board.

The By-Laws were amended to:

1.	Reflect that the annual meeting of the shareholders will take place within twelve (12) months after the close of the fiscal year of the Company;
2.	Reflect the President or Secretary’s ability to call a special meeting of the shareholders;
3.	Include the procedures by which a shareholder can submit shareholder proposals to be included in the Company’s proxy materials;
4.	Confirm that directors shall be elected by a plurality of the votes cast;
5.	Reflect that the number of directors on the Board shall be no less than five (5) nor more then eleven (11);
6.	Reflect that meetings of the Board may be called by the President, Secretary, Assistant Secretary at any time of by the President upon the written request of at least a majority of the directors;
7.
Reflect that the in the absence of the Chairman of the Board at any meeting of the directors, that the CEO of the Company shall act as Chairman. In the absence if the Chairman of the Board and the CEO at any meeting of the Board, the most senior director as determined by their number of years of service shall act as Chairman;

8.	Reflect that notice of meetings of the Board shall be served personally, by mail, or by e-mail to each director no less then five (5) days before such meeting;
9.
Reflect that the officers of the Company shall consist of a President, Secretary, Treasurer, and such other officers as the Board may deem advisable, and that the officers shall be elected annually by the Board;

10.	Reflect that the Treasurer shall be the Chief Financial Officer of the Company;
11.	Reflect that the Company shall indemnify officers and directors of the Company in connection with their service to the Company;

The foregoing summary is qualified in its entirety by reference to the Bylaws, which are attached as Exhibit 3.5 hereto and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.5	Amended and Restated By-Laws of CVD Equipment Corporation dated as of October 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CVD EQUIPMENT CORPORATION

Date: October 11, 2016	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chief Executive Officer, President and Chairman (Principal Executive Officer)